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                                                                     EXHIBIT 5.1

                [LETTERHEAD OF DURLING & DURLING APPEARS HERE]



                                                 July 2, 1998



McDermott International, Inc.
1450 Poydras Street
New Orleans, Louisiana 70112


     RE:      MCDERMOTT INTERNATIONAL, INC.
              REGISTRATION STATEMENT ON FORM S-4


Dear Sirs:

     We have acted as counsel for McDermott International, Inc., a Panama corporation ("International") in connection with International's Registration Statement on Form S-4 being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the proposed issuance by International of shares of its common stock, par value $ 1.00 per share (the "International Shares"), and accompanying preferred stock purchase rights ("Rights"), pursuant to an exchange offer by International for all the issued and outstanding shares of Series A $2.20 Cumulative Convertible Preferred Stock of McDermott Incorporated (the "Exchange Offer").

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for purposes of this opinion. In addition, we have examined applicable Panamanian law as we have deemed necessary or advisable for purposes of this opinion. In rendering this opinion we express no opinion as to any laws other than the laws of the Republic of Panama.

     Based on the foregoing, we are of the opinion that:

     1. International is a corporation duly organized, validly existing and in good standing under the laws of the Republic of Panama.

     2. The International Shares and the accompanying Rights, when issued and delivered pursuant to the Exchange Offer, will be duly authorized, legally issued, fully paid and nonassessable.
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     3.   The courts of the Republic of Panama will enforce judgements of United
States courts in actions against International obtained in such courts predicated upon the civil liability provisions of the United States Federal securities laws, provided any such judgement is approved by the Supreme Court of Panama.

     4. The courts of the Republic of Panama will not impose, in original actions, liabilities against International predicated solely upon the United States Federal securities laws.

     We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement. We also consent to the references to us contained in that Registration Statement.


                                                 Very truly yours,



                                                 /s/ DURLING & DURLING



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